SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of June 26, 2024, by and between (i) SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“Bank”), (ii) AUGMEDIX, INC., a Delaware corporation (“Augmedix”), and (iii) AUGMEDIX OPERATING CORPORATION, a Delaware corporation (“Opco” and together with Augmedix, individually and collectively, jointly and severally, “Borrower”).

Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 4, 2022 (as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 13, 2023, collectively, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Omnibus Amendment. All references in the Loan Documents to “Silicon Valley Bank” or “Silicon Valley Bank, a California corporation” shall hereafter mean and refer to “Silicon Valley Bank, a division of First-Citizens Bank & Trust Company”. All references in the Loan Documents to “Bank” shall hereafter mean and refer to “Silicon Valley Bank, a division of First-Citizens Bank & Trust Company”.
3.Amendments to Loan Agreement.
1.1.Section 5.9 (Accounts). Section 5.9(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“(a)     Maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates representing at least seventy-five percent (75%) of the Dollar Equivalent value of Borrower’s and such Subsidiaries’ and Guarantor’s cash balance at all financial institutions globally. Borrower shall at all times be required to maintain the Cash Collateral Account and the Blocked Account at Bank. Borrower may maintain its Payment Transmitter Accounts, so long as all amounts in excess of Ten Thousand Dollars ($10,000) in such Payment Transmitter Accounts are transferred to Borrower’s deposit accounts at Bank or Bank’s Affiliates every week. The Indian Subsidiary may maintain its Indian Bank Accounts, provided that the total value of all assets held in the Indian Bank Accounts does not exceed, Seven Hundred Fifty Thousand Dollars ($750,000) at any time. The Bangladeshi Subsidiary may maintain its Bangladeshi Bank

Accounts, provided that the total value of all assets held in the Bangladeshi Bank Accounts does not exceed, Two Million Dollars ($2,000,000) at any time.”
1.2.Section 5.10 (Financial Covenants). Section 5.10(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“(a)     Minimum Revenue. Borrower shall achieve Revenue, to be tested quarterly on the last day of each calendar quarter and measured in accordance with GAAP on a trailing three (3) month basis, in an amount equal to or greater than the corresponding amount set forth in the table below for the applicable measuring period (the “Revenue Covenant”):

Measuring Period Ending	Minimum Revenue
June 30, 2024	$12,300,000
September 30, 2024	$12,800,000
December 31, 2024	$13,300,000
March 31, 2025	$13,500,000
June 30, 2025	$14,800,000
September 30, 2025	$16,800,000
December 31, 2025	$18,700,000

The required Revenue Covenant levels after December 31, 2025, shall (i) be based on Borrower’s projections delivered to Bank in accordance with Section 5.3(e) hereof and acceptable to Bank in its sole discretion, and (ii) require actual year-over-year Revenue growth acceptable to Bank. The new covenant levels shall be documented in an amendment to this Agreement in form and substance acceptable to Bank which Borrower hereby agrees to execute no later than January 31, 2026. Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to January 31, 2026, shall be an immediate and non-curable Event of Default hereunder.”
3.1. 5.20 (Cash Collateralization). New Section 5.20 hereby is added to the Loan Agreement to read in its entirety as follows:
        “5.20     Cash Collateralization. Beginning on the Second Amendment Effective Date and continuing at all times thereafter, Borrower shall maintain at least Five Million Dollars ($5,000,000) in the Blocked Account, which amount shall serve as cash collateral and security for the repayment of the Obligations.”

3.2.Section 12.2 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 12.2 of the Loan Agreement, as appropriate, to read as follows:
“Blocked Account” means, collectively, each blocked collateral money market account in the name of Borrower maintained at Bank referenced in the Cash Pledge Agreement.
“Cash Pledge Agreement” means, collectively, each Bank Services Cash Pledge Agreement, dated as of June 26, 2024, between Borrower and Bank, together with any riders or attachments in connection therewith, and any other Bank Services Cash Pledge Agreement between Borrower and Bank with respect to any Blocked Account.
“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:
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(a)    (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts (including, without limitation, the Blocked Account), certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall the Collateral include: (a) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law), (b) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; or (c) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
(c)    Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Cash Pledge Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.
“Payment Transmitter Accounts” means Borrowers payment transmitter accounts at Versa Pay, Tipalti, Expensify, and Ramp as disclosed on the Perfection Certificate dated as of the Second Amendment Effective Date.

        “Second Amendment Effective Date” is June 26, 2024.

3.3.Section 12.2 (Definitions). The following defined terms and their respective definitions hereby are deleted from Section 12.2 and the balance of the Loan Agreement in their entirety:
“Equity Milestone 2”, “Interest Adjustment”, “Net Income (Loss)”, “Performance Milestones”, “Performance Milestone 2”, “Performance Milestone 3”, and “Performance Milestone 4”.

3.4.Exhibit A (Compliance Statement). The Compliance Statement set forth in Exhibit A to the Loan Agreement hereby is replaced with Exhibit A attached hereto.
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3.5.Schedule I (LSA Provisions). Schedule I to the Loan Agreement hereby is replaced with Schedule I attached hereto.
4.Limitation of Agreement.
4.1.This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2.This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:
5.1.Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;
5.2.Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;
5.3.The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4.The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;
5.5.The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6.The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7.This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Ratification of Perfection Certificate.  In connection with this Agreement, Borrower has delivered an updated Perfection Certificate (the “Updated Perfection Certificate”). Borrower and Bank acknowledge and agree
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that, from and after the date of this Agreement, each reference in the Loan Documents to the “Perfection Certificate” or the “Perfection Certificate dated as of the Effective Date” shall be deemed to be a reference to the Updated Perfection Certificate. Borrower acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Updated Perfection Certificate have not changed as of the date hereof.
7.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.Fees and Expenses. Borrower shall pay to Bank on the date first listed above (a) all Bank Expenses due and owing as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.
10.Conditions to Effectiveness. The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above:
10.1.the due execution and delivery to Bank of this Agreement by each party hereto;
10.2.the due execution and delivery to Bank of the Cash Pledge Agreement (including Rider) by each party thereto;
10.3.the due execution and delivery to Bank of the First Amendment to Warrant to Purchase Stock; and
10.4.Bank’s receipt of such other documents, instruments and agreements as Bank may reasonably request to effectuate the terms of this Agreement.
11.Miscellaneous.
11.1.This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
11.2.Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.3.This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
11.4.The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
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11.5.Section 11.9 of the Loan Agreement applies to this Agreement.
11.6.This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
12.Post-Closing Obligations.
12.1.As soon as possible, but in any event no later than forty-five (45) days after the Second Amendment Effective Date, Borrower shall deliver to Bank evidence that the tax lien in favor of the California Department of Tax and Fee Administration in the amount of Two Thousand Six Hundred Eight Dollars and Sixty-Four Cents ($2,608.64), instrument no. U230075390833, filed 10/19/23, has been terminated.
1.3.As soon as possible, but in any event no later than forty-five (45) days after the Second Amendment Effective Date, Borrower shall deliver to Bank a duly executed Control Agreement with Comerica Bank with respect to Borrower’s account number ending in 8446 at Comerica Bank as disclosed on the Perfection Certificate dated as of the Second Amendment Effective Date.

[Signature page follows.]
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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK	BORROWER
FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Matthew Perry Name: Matthew Perry Title: Managing Director	AUGMEDIX, INC. By: /s/ Paul Ginocchio Name: Paul Ginocchio Title: Chief Financial Officer
AUGMEDIX OPERATING CORPORATION

By:  /s/ Manny Krakaris
Name:  Manny Krakaris
Title:   Chief Executive Officer

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[Signature Page to Second Amendment to Loan and Security Agreement]

SCHEDULE I
LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.2(a) – Term Loan – Availability	Each Tranche B Term Loan Advance must be in an amount equal to at least One Million Dollars ($1,000,000). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
1.2(b) – Term Loan – Repayment	Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan Advance in (i) twenty-four (24) equal monthly installments of principal, which shall, upon Borrower’s request, reduce to eighteen (18) equal monthly installments of principal if Bank chooses to extend the Term Loan Amortization Date in accordance with the terms hereof in its sole and absolute discretion, plus (ii) monthly payments of accrued interest at the rate set forth in Section 1.4(b)(ii).
1.4(a)(i) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears monthly (i) on each Payment Date, (ii) on the date of any prepayment and (iii) on the Revolving Line Maturity Date.
1.4(a)(ii) – Interest Payments – Term Loan Advances	Interest on the principal amount of each Term Loan Advance is payable in arrears monthly (i) on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (ii) on the date of any prepayment and (iii) on the Term Loan Maturity Date.
1.4(a)(i)– Interest Rate – Advances
The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (A) six and one-half of one percent (6.50%) and (B) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.4(a).

1.4(b)(ii) – Interest Rate – Term Loan Advances	The outstanding principal amount of any Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (A) six percent (6.00%) and (B) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.4(a).
1.4(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
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1.5(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of Fifty Thousand Dollars ($50,000) (the “Revolving Line Commitment Fee”) on the Effective Date.
8.8– Borrower Liability	Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder and any other Obligations related thereto, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
12.2 – “Borrower”	“Borrower” means, jointly and severally, individually and collectively, each of (i) AUGMEDIX, INC., a Delaware corporation, and (ii) AUGMEDIX OPERATING CORPORATION, a Delaware Corporation.
12.2 – “Effective Date”	“Effective Date” is May 4, 2022.
12.2 – “Payment Date”	“Payment Date” is (a) with respect to Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.
12.2 – “Prime Rate”
 “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is (a) for Advances, one-half of one percent (0.50%), and (b) for Term Loan Advances, zero percent (0.0%).
12.2 – “Revolving Line”
“Revolving Line” is an aggregate principal amount equal to (a) at all times prior to completion of the Initial Audit, Two Million Five Hundred Thousand Dollars ($2,500,000), and (b) at all times after completion of the Initial Audit, Five Million Dollars ($5,000,000).

12.2 – “Revolving Line Maturity Date”
“Revolving Line Maturity Date” is November 4, 2024; provided however, upon Borrower’s request, Bank, in its sole and absolute discretion, may extend the Revolving Line Maturity Date to November 4, 2025. For the avoidance of doubt, Bank is under no obligation to extend the Revolving Line Maturity Date past November 4, 2024.

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12.2 – “Term Loan Amortization Date”
“Term Loan Amortization Date” is, for each Term Loan Advance, January 1, 2025; provided however, upon Borrower’s request, the Term Loan Amortization Date may be extended by Bank, in its sole and absolute discretion, to July 1, 2025. For the avoidance of doubt, Bank is under no obligation to extend the Term Loan Amortization Date past January 1, 2025.

12.2 – “Term Loan Availability Amount”	“Term Loan Availability Amount” is an aggregate principal amount equal to Twenty Million Dollars ($20,000,000).
12.2 – “Term Loan Maturity Date”	“Term Loan Maturity Date” is December 1, 2026.
12.2 – “Tranche B Draw Period”
“Tranche B Draw Period” means the period commencing on the date on which Borrower achieves the Performance Milestone and ending on the earlier to occur of (i) December 31, 2023 or (ii) at the option of Bank, the date on which an Event of Default occurs hereunder.

EXHIBIT A
COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company
FROM:    AUGMEDIX, INC., on behalf of all Borrowers
Date:

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Statement	Quarterly within (i) 45 days after the last day of the first three calendar quarters of each fiscal year, and (ii) ninety (90) days after the last day of the last fiscal quarter of each fiscal year	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Statements	(i) monthly within 30 days of month end when a Streamline Period is in effect, (ii) weekly on Friday of each week when a Streamline Period is not in effect, and (iii) with each request for an Advance	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
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Board approved projections	FYE within 30 days and as amended/updated	Yes No
Board Materials	Within 30 days of presentation to the Board	Yes No
Monthly bank statements for accounts outside of Bank	Monthly within 30 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Revenue	See Schedule 1	$__	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.	Yes	No

Accounts:
1.Borrower’s total balance, including cash, in accounts in the name of Borrower maintained with Bank or Bank’s Affiliates: $________________
2.Total aggregate balance, including cash, of Borrower at all institutions wherever located: $_______________
3.Is Borrower’s balance, including cash, in accounts in the name of Borrower maintained with Bank or Bank’s Affiliates greater than or equal to 75% of the total aggregate balance, including cash, of Borrower at all institutions wherever located?
Yes, in compliance ______________        No, not in compliance ____________
4.Institutions (other than Bank) where Borrower maintains accounts and balances in such accounts:

Institution Name	Account Number	Balance	Control Agreement in favor of Bank obtained?

Yes, in compliance ______________        No, not in compliance ____________
5.To the extent a Subsidiary exists, please also answer questions #1 through #4 above as to each such Subsidiary.
    The following financial covenant and Streamline Period analysis and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.
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    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement
Financial Covenant and Streamline Period Analysis of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
I.    Minimum Revenue (Section 5.10)
Required: See chart below

Measuring Period Ending	Minimum Revenue
June 30, 2024	$12,300,000
September 30, 2024	$12,800,000
December 31, 2024	$13,300,000
March 31, 2025	$13,500,000
June 30, 2025	$14,800,000
September 30, 2025	$16,800,000
December 31, 2025	$18,700,000

Actual: $_____________

Is Borrower’s actual Revenue greater than or equal to the required amount for the corresponding measuring period set forth in the chart above?

          No, not in compliance                      Yes, in compliance

II. Streamline Period Compliance
Required:    ≥1.35:1.00
Actual:

A.	Aggregate value of the Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates	$
B.	Aggregate value of Borrower’s net Eligible Accounts	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations owing from Borrower to Bank under the Revolving Line	$

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E.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness/Term Loan Advances) that matures within one (1) year (without duplication with line D above)	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$______
H.	Line F minus Line G	$______
I.	Adjusted Quick Ratio (line C divided by line H)
Is line I equal to or greater than or equal to 1.35:1:00?

          No, not in compliance                          Yes, in compliance

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